EXHIBIT 10.28

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         AGREEMENT, dated as of December 22, 1999, by and between Network-1 Security Solutions, Inc. (the "Company"), a Delaware corporation with principal offices at 1601 Trapelo Road, Waltham, MA 02451, and the Investors signatory hereto (collectively, the "Investors").

         WHEREAS, each of the Investors and the Company desire that the Investors purchase (i) up to an aggregate of 491,803 shares of Series D Preferred Stock (the "Preferred Stock") at a purchase price of $3.05 per share,
(ii) warrants to purchase up to 491,803 shares of Common Stock, at an exercise price of $3.00 per share, subject to adjustment (the "Warrants") and (iii) two year promissory notes in the aggregate principal amount of $1,500,000 (the "Notes"), on the terms and subject to the conditions set forth herein. The shares of Common Stock issuable upon conversion of the Preferred Stock, exercise of the Warrants and the conversion and/or exercise of the Preferred Stock and Warrants issuable upon conversion of the Notes, are collectively referred to herein as the "Underlying Securities".

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                 Issuance of Preferred Stock, Warrants and Notes
                 -----------------------------------------------

         I.1 Agreement to Purchase and Sell. At the Closing provided for in
Section I.2, the Company will issue and sell to each Investor and, subject to the terms and conditions of this Agreement, each Investor will purchase from the Company (i) the Preferred Stock which shall have such rights, powers and preferences as set forth in the Certificate of Designation attached as Exhibit "A" hereto, (ii) Warrants in the form of Exhibit "B" hereto, and (iii) Notes in the form of Exhibit "C" hereto, in the amounts opposite such Investor's name and in consideration for payment by each Investor to the Company of the purchase price as indicated on Schedule 1.1 hereto (the "Purchase Price").

         I.2 The Closing. The closing of the issuance of the Preferred Stock, Warrants and Notes (the "Closing") shall take place at the offices of Solovay Edlin & Eiseman, P.C., 845 Third Avenue, New York, New York 10022 on the date that this Agreement is executed by the parties hereto (the time and date of the Closing being hereto referred to as the "Closing Date"). On the Closing Date there will be delivered to the Investors the Preferred Stock, Warrants and Notes to be purchased by them on the Closing Date in accordance with Schedule 1.1 hereto against delivery by the Investors of checks payable to the order of the Company (or wire transfers) in the full amount of the Purchase Price.

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                                   ARTICLE II.

           Representations, Warranties, and Agreements of the Company

                  The Company represents and warrants to, and agrees with, the Investors as follows:

         II.1 Corporate Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition, or prospects of the Company. The Company has no subsidiaries except for Network-1 Acquisition Corp. and has no investment, whether by way of ownership of stock or other securities or by loan, advance, or otherwise, in any other corporation, partnership, firm, association, or other business entity. The Company has all required power and authority to own its property and to carry on its business as now conducted and proposed to be conducted.

         II.2 Validity of Transaction. The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the agreements set forth in the Preferred Stock (Certificate of Designation attached as Exhibit "A" hereto), Warrants and Notes, and to issue the Preferred Stock, Warrants and Notes to the Investors. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement, the Preferred Stock, Warrants and Notes and to authorize the issuance and sale of the Preferred Stock, Warrants and Notes, and upon conversion of the Preferred Stock and Notes, and exercise of the Warrants, the Underlying Securities to the Investors. This Agreement, the Preferred Stock, Warrants and Notes have been duly authorized, executed, and delivered by the Company, are the legal, valid, and binding obligations of the Company, and are enforceable as to the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations which will be made by the Company, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by the Company in connection with the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by the Company of this Agreement, the Preferred Stock, Warrants or the Notes, and the execution, delivery, and performance of this Agreement, the Preferred Stock, Warrants and Notes by the Company will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding

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on the Company or to which any of its operations, business, properties, or assets is subject. The registration rights granted to the Investors pursuant to
Article IV hereof do not violate any of the terms and conditions of the registration rights previously granted by the Company to other holders of the Company's securities. The shares of Common Stock issuable upon conversion of the Preferred Stock and Notes (assuming further conversion of the Preferred Stock and Warrants underlying the Notes), or exercise of the Warrants are duly authorized, have been reserved for issuance upon conversion of the Preferred Stock and Notes (assuming further conversion of the Preferred Stock and Warrants underlying the Notes), and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Investors will have good title to the Underlying Securities, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts.

         II.3 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 1,250,000 shares have been designated Series D Convertible Preferred Stock, having the designations, dividend rights, voting powers, conversion rights, rights on liquidation or dissolution, and other preferences or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Designation attached as Exhibit A hereto. Immediately prior to the Closing, the Company shall have 4,935,211 shares of Common Stock and no shares of Preferred Stock outstanding. All issued and outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any Federal or state securities laws. Except for the obligation of the Company to issue (a) the Underlying Securities upon conversion of the Preferred Stock and Notes, and upon exercise of the Warrants, (b) upon the exercise of the options and warrants which are currently outstanding to purchase 800,886 shares of Common Stock (excluding any options issued under the Company's Stock Option Plan), and (c) upon the exercise of options to purchase 1,452,931 shares of Common Stock issued under the Company's Stock Options Plan, there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements obligating the Company to issue (i) any additional shares of its capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. Other than the Company's Stock Option Plan, the Company has not adopted or authorized any plan for the benefit of its officers, employees, or directors which require or permit the issuance, sale, purchase, or grant of any shares of the Company's capital stock, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of the Company's capital stock, or any phantom shares or any stock appreciation rights. The Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its capital stock, except as may be provided with respect to options outstanding under the Stock Option Plan.

         II.4 SEC Filings. The Company has filed all forms, reports, statements and other documents required to be filed with (i) the Securities and Exchange Commission (the "SEC") including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all Reports on Form 8-K, (D) all other reports or registration statements and (E) all amendments and supplements to all such reports and registration statements (collectively referred to

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as the "SEC Reports") and (ii) any other applicable state securities authorities
(all such forms, reports, statements and other documents in (i) and (ii) of this Section II.4 being referred to herein, collectively, as the "Reports"). The Reports (i) were prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the SEC Reports, the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, since the last Report and except as disclosed in Company press releases, there have been no material events involving the Company that require disclosure under the securities laws.

                                  ARTICLE III.

          Representations, Warranties, and Agreements of the Investors
          ------------------------------------------------------------

         Each of the Investors, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

         III.1 Organization. Such Investor (if not an individual) is duly organized under the laws of the state of its jurisdiction of organization and has full power and authority to enter into this Agreement and to consummate the transactions set forth herein. All necessary proceedings have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Investor (if not an individual).

         III.2 Accredited Investor. Such Investor and, to the knowledge of such Investor, each limited partner of such Investor in the case of an Investor which is a limited partnership, and each partner of such Investor in the case of a Investor which is a general partnership, is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Investor, the shareholders of the general partner of such Investor, if any, and each of the limited partners of such Investor, if any, have had substantial experience in investing in private transactions like this one, are capable of evaluating the merits and risks of an investment in the Company, and have had a full opportunity to discuss the business, management, and financial affairs of the Company with the Company's management. Such Investor has received all requested documents from the Company and has had a full opportunity to ask questions of, and receive answers from, the officers of the Company.

         III.3 Investment Intent. Such Investor is acquiring the Preferred Stock, Warrants, and Notes and the Underlying Securities for its or his own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Such Investor understands that none of the shares of Preferred Stock, Warrants, Notes or the Underlying Securities have been registered for sale under the Securities Act or qualified under applicable state securities laws and that the shares of Preferred Stock, Warrants and Notes and the Underlying Securities are being offered and sold to such Investor pursuant to one or more exemptions. Such Investor understands that it or he must bear the economic risk of its or his

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investment in the Company for an indefinite period of time, as the Preferred
Stock, Warrants and Notes and the Underlying Securities cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

         III.4 Transfer of Securities. Such Investor will not sell or otherwise dispose of any Preferred Stock, Warrants and Notes or Underlying Securities unless (a) a registration statement with respect thereto has become effective under the Securities Act and such Preferred Stock, Warrants and Notes and Underlying Securities have been qualified under applicable state securities laws or (b) there is presented to the Company notice of the proposed transfer and, if it so requests, a legal opinion reasonably satisfactory to the Company that such registration and qualification is not required; provided, however, that no such registration or qualification or opinion of counsel shall be necessary for a transfer by such Investor (i) to any entity controlled by, or under common control with, such Investor (ii) to a partner or officer of such Investor, (iii) to a partner or officer of the general partner of such Investor, or (iv) to the spouse, lineal descendants, estate, or a trust for the benefit of any of the foregoing or (an "Investor Affiliate"), provided the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were such Investor. Such Investor consents that any transfer agent of the Company may be instructed not to transfer any Preferred Stock, Warrants, Notes or Underlying Securities unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate (or other instrument) representing such securities (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability of such shares, stating in substance:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAW."

The Company shall, upon the request of any holder of Preferred Stock, Warrants or Notes and the surrender of such securities, issue a new stock certificate, Warrants or Note without such legend if (A) the Note, Warrants or stock evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification, or
(B) such holder shall have delivered to the Company a legal opinion reasonably satisfactory to the Company to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

         III.5 Authorization. All actions on the part of such Investor necessary for the authorization, execution, delivery, and performance by such Investor of this Agreement have been taken. This Agreement has been duly authorized, executed, and delivered by such Investor, is the legal, valid, and binding obligations of such Investor, and are enforceable as to such Investor in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles

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relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws.

         III.6 Qualified Small Business. The Company shall make all filings and reports required under Section 1202(d)(1)(c) of the Internal Revenue Code of 1986, as amended, and any related Treasury regulations.

         III.7 Finder or Broker. Neither such Investor nor any person acting on behalf of such Investor has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

                                   ARTICLE IV

                           Registration of Securities
                           --------------------------

         IV.1 Registration. IV.1.(a) The Company agrees to include an aggregate of 1,967,212 shares of Common Stock (as appropriately adjusted for any stock splits, stock dividends or similar events) for which (i) the Preferred Stock may be converted, (ii) the Warrants may be exercised (iii) and (iii) into which the Notes may be converted (assuming the further conversion of the Preferred Stock and exercise of the Warrants underlying the Notes and exclusive of interest payments with respect to the Notes) (the "Registrable Securities") in a registration statement (the "Registration Statement") which shall be filed as promptly as practicable following the Closing but in no event later than forty-five (45) days after the Closing Date. The Company will use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable thereafter but in no event later than ninety (90) days after the Closing Date and shall keep the Registration Statement effective in order to permit a public offering and sale of the Registrable Securities thereunder. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to this Section IV.1 hereof has not been filed within forty-five (45) days from the Closing Date and/or has not been declared effective by one hundred and twenty (120) days following the Closing Date, then the Company will make payments to each Investor as liquidated damages for such failure and not as a penalty, which payment shall be equal to one percent (1%) of the Purchase Price for the Preferred Stock, Warrants and Notes purchased hereunder for each forty-five (45) day period until the Registration Statement has been filed and/or declared effective, which shall be pro rated for such periods less than forty-five (45) days. The liquidated damages shall be paid by the Company in cash upon demand. The Company shall also use its best efforts to register or qualify all of the Registrable Securities under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Investors shall reasonably request.

                  IV.1.(b) The Company may require, and the Investors hereby agree, to furnish the Company such information regarding the Investor and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

                  IV.1.(c) The Company will use its reasonable best efforts to keep the Registration Statement effective in order to permit a public offering and sale of any Registrable Securities registered

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thereunder until the earlier of (i) the date that all of the Registrable
Securities have been sold pursuant to the Registration Statement and (ii) the date that the Investors may sell all such securities under the provisions of Rule 144.

                  IV.1.(d) If the Company shall inform the Investors in writing that in the good faith judgement of the Company's Board of Directors (based on advice received by the Company's counsel) the sale or transfer of shares of Registrable Securities by the Investor would, at such time, require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the Company would be required to provide information required by the SEC or the Securities Act (or the rules and regulations promulgated thereunder), such as pro forma financial information, that at such time the Company would be unable to provide, the Company may postpone or suspend effectiveness of the Registration Statement and the Investors will not sell Registrable Securities; provided, that in no event shall the Company prohibit the Investors' disposition of Registrable Securities for more than 30 consecutive days or more than 60 days in any 12 month period.

                  IV.1.(e) The Company shall (a) promptly notify the Investors upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (b) at the request of the Investors, promptly prepare and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section IV.1(e), the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until the receipt by the Investors of the copies of the supplemented or amended prospectus and, if so directed by the Company, will promptly deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Investors' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, that in no event shall the Company prohibit the Investors' disposition of Registrable Securities for more than 30 consecutive days or more than 60 days in any 12 month period.

                  IV.1.2. Expenses. The Company will pay all Registration Expenses (as defined below) in connection with the Registration Statement. "Registration Expenses" means all costs, fees and expenses incident to the Company's performance of or compliance with its obligation to register the Registrable Securities, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent public accountants, the fees and disbursements of counsel to the Investors for the review of the Registration Statement prior to filing with the SEC, and any fees and disbursements customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions or transfer taxes with respect to the Registrable Securities and the fees and disbursements of more than one counsel for the Investors).

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         IV.1.3 (a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, the Investors and (to the extent applicable) their directors, officers, affiliates, agents, representatives, successors and assigns from and against any losses, claims, damages or liabilities to which the Investors may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and the Company will promptly reimburse the Investors for any legal or any other expenses reasonably incurred by the Investors in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Investors specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors and shall survive the transfer of the Registrable Securities by the Investors.

                  (b) Indemnification by the Investors. The Investors hereby agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section IV.1.3(a) above) the Company, and its directors, officers, employees, agents and representatives, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Investor specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of the Investors under this Section IV.1.3(b) shall be limited to the amount of net proceeds received by the Investors in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or representative and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section IV.1.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its

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obligations under this Section IV.1.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

         IV.1.4 Contribution. If the indemnification provided for in Section
IV.1.3 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section IV.1.3(a) or IV.1.3(b) hereof, the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (a) in such proportion as is appropriate to reflect the relative fault of the Company and the Investors in connection with the statement or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable consideration (the relative fault of the Company and such Investors to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Investors from the offering of the securities covered by the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, no person shall be obligated to contribute hereunder any amounts in payment of any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld or delayed.


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         IV.1.5 Other Indemnification. Indemnification and contribution similar to that specified in the preceding sections of this Article IV (with appropriate modifications) shall be given by the Company and the Investors with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                                   ARTICLE V.

                              Additional Provisions
                              ---------------------

         V.1 Indemnification. In addition to the indemnification provided for in
Section IV.1.3 and IV.1.5, each of the parties hereto (the "Indemnifying Party") shall, to the fullest extent permitted under applicable law, indemnify and hold the other including (to the extent applicable) their officers, directors, affiliates, agents, representatives and successors and assigns (the "Indemnified Party") harmless against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses including without limitation, interest, penalties and attorneys' fees and expenses asserted against, resulting from, imposed upon or incurred or suffered by an Indemnified Party as a result of, arising out of or relating to any breach of a representation, warranty, covenant or agreement contained in this Agreement. All procedural and operating terms of such indemnification shall be as set forth in Section IV.1.3.

         V.2 Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

         If to the Company:
                   Network-1 Security Solutions, Inc.
                   1601 Trapelo Road
                   Waltham, MA 02451
                   Attention: Avi Fogel, President and Chief Executive Officer

         With a copy to:
                   Solovay Edlin & Eiseman, P.C.
                   845 Third Avenue - 8th Floor
                   New York, New York 10022
                   Attention:  Sam Schwartz, Esq.

         If to the Investors, at their respective addresses as set forth on
Schedule 1.1 hereto, or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

         V.3 Successors and Assigns. The Company may not sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the Company and such successor. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Investors and their successors and assigns.

         V.4 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent each party hereto.

         V.5 Survival of Representations, etc. The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Preferred Stock, Warrants, Notes and Underlying Securities to the Investors.

         V.6 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either the Company or the Investors upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         V.7 Entire Agreement. This Agreement (together with the exhibits attached hereto) contains the entire understanding of the parties with respect to their respective subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein and therein.

         V.8. Expenses. The Company shall, at the Closing and upon receipt of an invoice, reimburse reasonable fees and expenses of Swidler Berlin Shereff Friedman, LLP, counsel to affiliates of Wheatley Partners II, L.P. and Corey M. Horowitz, provided that the aggregate of such fees (exclusive of disbursements) shall not exceed $10,000.

         V.9 Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         V.10 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws.

         V.11 Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                       NETWORK-1 SECURITY SOLUTIONS, INC.


                                       By: /s/ Avi A. Fogel
                                           --------------------------------
                                           Avi A. Fogel
                                           President and Chief Executive Officer


                                       INVESTORS:

                                       Woodland Venture Fund


                                       By: /s/ Barry Rubenstein
                                           --------------------------------
                                           Barry Rubenstein, General Partner


                                       Seneca Ventures


                                       By: /s/ Barry Rubenstein
                                           --------------------------------
                                           Barry Rubenstein, General Partner


                                       Woodland Partners


                                       By: /s/ Barry Rubenstein
                                           --------------------------------
                                           Barry Rubenstein, General Partner


                                           /s/ Corey M. Horowitz
                                           --------------------------------
                                           Corey M. Horowitz

                                       MLPF&S as Custodian FBO
                                       Emanuel R. Pearlman, IRA


                                       By: /s/ Emanuel R. Pearlman
                                           --------------------------------
                                           Emanuel R. Pearlman, IRA

                                           /s/ Avi A. Fogel
                                           --------------------------------
                                           Avi A. Fogel


                                           /s/ Irwin Lieber
                                           --------------------------------
                                           Irwin Lieber


                                           /s/ Barry Fingerhut
                                           --------------------------------
                                           Barry Fingerhut

                                       Applegreen Partners


                                       By: /s/ Jon Lieber
                                           --------------------------------
                                           Jon Lieber, General Partner

                                       Brookwood Partners, L.P.


                                       By: /s/ Barry Rubenstein
                                           --------------------------------
                                           Barry Rubenstein, General Partner


                                           /s/ Eli Oxenhorn
                                           --------------------------------
                                           Eli Oxenhorn


                                           /s/ Seth Oxenhorn
                                           --------------------------------
                                           Seth Oxenhorn


                                           /s/ Abby Oxenhorn
                                           --------------------------------
                                           Abby Oxenhorn


                                           /s/ Maurice Shamah
                                           --------------------------------
                                           Maurice Shamah

                                       GER Family Partners, Ltd.


                                       By: /s/ Gerald Reich
                                           --------------------------------
                                           Gerald Reich, General Partner

                                           /s/ Alan Silverman
                                           --------------------------------
                                           Alan Silverman


                                           /s/ Phil Bloom
                                           --------------------------------
                                           Phil Bloom

                                       Dalewood Associates, L.P.


                                       By: /s/ David Nussbaum
                                           --------------------------------
                                           David Nussbaum


                                           /s/ David Thalheim
                                           --------------------------------
                                           David Thalheim


                                           /s/ Richard Rosenstock
                                           --------------------------------
                                           Richard Rosenstock


                                           /s/ Gordon Freeman
                                           --------------------------------
                                           Gordon Freeman


                                           /s/ Gerald Josephson
                                           --------------------------------
                                           Gerald Josephson


                                           /s/ Larry Altman
                                           --------------------------------
                                           Larry Altman


                                           /s/ Jeffrey Rubenstein
                                           --------------------------------
                                           Jeffrey Rubinstein


                                           /s/ Stephen S. Wien
                                           --------------------------------
                                           Stephen S. Wien

                                       Gyenes & Co.


                                       By: /s/ Andrew Gyenes
                                           --------------------------------
                                           Andrew Gyenes, General Partner

                                       Sandler Co-Investment Partners, L.P.
                                       By: Sandler Capital Management,
                                           General Partner
                                       By: MJDM Corp., a General Partner


                                       By: /s/ Edward G. Grinacoff
                                           --------------------------------
                                           Edward G. Grinacoff, President


                                           /s/ Scott Zelnick
                                           --------------------------------
                                           Scott Zelnick


                                           /s/ Patrick McBrien
                                           --------------------------------
                                           Patrick McBrien


                                           /s/ Brad Zelnick
                                           --------------------------------
                                           Brad Zelnick


                                           /s/ William Walters
                                           --------------------------------
                                           William Walters


                                           /s/ Jack Erlanger
                                           --------------------------------
                                           Jack Erlanger

                                       MW PARTNERSHIP


                                       By: /s/ Morris Wolfson
                                           --------------------------------
                                           Morris Wolfson, General Partner


                                           /s/ Aaron Wolfson
                                           --------------------------------
                                           Aaron Wolfson

                                           /s/ Abraham Wolfson
                                           --------------------------------
                                           Abraham Wolfson

                                       New Dimensions Trading Limited


                                       By: /s/ Chana Edelstein
                                           --------------------------------
                                           Chana Edelstein, Director

                                           /s/ Rebecca Rubenstein
                                           --------------------------------
                                           Rebecca Rubenstein


                                           /s/ Brian Rubenstein
                                           --------------------------------
                                           Brian Rubenstein

                                       Levitin Family Charitable Trust


                                       By: /s/ Eli Levitin
                                           --------------------------------
                                           Eli Levitin, Trustee

                             SCHEDULES AND EXHIBITS
                             ----------------------

   Schedule1.1   Investors, Number of Shares of Preferred Stock, Number of
                 Warrants, Principal Amount of Promissory Note, and Purchase
                 Price

   Exhibit A:    Form of Certificate of Designation for Series D Preferred Stock

   Exhibit B:    Form of Warrant

   Exhibit C:    Form of Promissory Note

                                                        SCHEDULE 1.1


              Name and Address                   Number of Shares of         Number of       Principal Amount of        Purchase
                 of Investor                        Preferred Stock          Warrants           Promissory Note           Price
                 -----------                        ---------------          --------           ---------------           -----
Woodland Venture Fund                                   32,787                32,787               $100,000              $200,000
68 Wheatley Road
Brookville, New York 11545
Attn: Barry Rubenstein, General Partner

Seneca Ventures                                         16,393                16,393               $ 50,000              $100,000
68 Wheatley Road
Brookville, New York 11545
Attn: Barry Rubenstein, General Partner

Woodland Partners                                       16,393                16,393               $ 50,000              $100,000
68 Wheatley Road
Brookville, New York 11545
Attn: Barry Rubenstein, General Partner

Irwin Lieber                                            16,393                16,393               $ 50,000              $100,000
c/o GEO Capital
767 Fifth Avenue, 45th Floor
New York, New York 10153

Avi A. Fogel                                             8,197                 8,197               $ 25,000              $ 50,000
43 Newbrook Circle
Chestnut Hill, Massachusetts 02467

Corey M. Horowitz                                       40,984                40,984               $125,000              $250,000
885 Third Avenue, Suite 2900
New York, New York 10022

MLPF&S as Custodian FBO                                  4,098                 4,098               $ 12,500              $ 25,000
Emanuel R. Pearlman, IRA
405 Park Avenue, Suite 1005
New York, New York 10022


              Name and Address                     Number of Shares          Number of         Principal Amount          Purchase
                 of Investor                      of Preferred Stock         Warrants         of Promissory Note           Price
                 -----------                      ------------------         --------         ------------------           -----
Barry Fingerhut                                         16,393                16,393               $ 50,000              $100,000
c/o GEO Capital
767 Fifth Avenue, 45th Floor
New York, New York 10153

Applegreen Partners                                      4,098                 4,098               $ 12,500              $ 25,000
c/o Jon Lieber, General Partner
GEO Capital
767 Fifth Avenue, 45th Floor
New York, New York  10153

Brookwood Partners, L.P.                                16,393                16,393               $ 50,000              $100,000
68 Wheatley Road
Brookville, New York  11545
Attn: Barry Rubenstein, General Partner

Eli Oxenhorn                                            16,393                16,393               $ 50,000              $100,000
56 The Intervale
Roslyn, New York 11576

Seth Oxenhorn                                            4,098                 4,098               $ 12,500              $ 25,000
c/o Eli Oxenhorn
56 The Intervale
Roslyn, New York 11576

Abby Oxenhorn                                            4,098                 4,098               $ 12,500              $ 25,000
c/o Eli Oxenhorn
56 The Intervale
Roslyn, New York 11576

Maurice Shamah                                           8,197                 8,197               $ 25,000              $ 50,000
Baby Fair Incorporated
36-11 Fourteenth Avenue
Brooklyn, New York 11218


              Name and Address                     Number of Shares          Number of         Principal Amount          Purchase
                 of Investor                      of Preferred Stock         Warrants         of Promissory Note           Price
                 -----------                      ------------------         --------         ------------------           -----
GER Family Partners, Ltd.                               16,393                16,393               $ 50,000              $100,000
Gerald Reich, General Partner
Portfolio Strategy Group
One Rockefeller Plaza
New York, New York 10014

Alan Silverman                                          16,393                16,393               $ 50,000              $100,000
One Old Country Road, Suite 390
Carle Place, New York   11514

Phil Bloom                                              24,590                24,590               $ 75,000              $150,000
18-70 211 Street
Bayside, New York 11360

Dalewood Associates, L.P.                               16,393                16,393               $ 50,000              $100,000
c/o David Nussbaum
GKN Securities Corp.
One State Street Plaza, 23rd Floor
New York, New York 10004

David Thalheim                                           8,197                 8,197               $ 25,000              $ 50,000
Gaines Berland
1055 Stewart Avenue
Bethpage, New York 11714

Richard Rosenstock                                       8,197                 8,197               $ 25,000              $ 50,000
Gaines Berland
1055 Stewart Avenue
Bethpage, New York 11714

MW Partnership                                          12,295                12,295               $ 37,500              $ 75,000
Morris Wolfson, General Partner
One State Street Plaza, 29th Floor
New York, New York  10004

Aaron Wolfson                                           16,393                16,393               $ 50,000              $ 100,000
One State Street Plaza, 29th Floor
New York, New York  10004

              Name and Address                     Number of Shares          Number of         Principal Amount          Purchase
                 of Investor                      of Preferred Stock         Warrants         of Promissory Note           Price
                 -----------                      ------------------         --------         ------------------           -----
Abraham Wolfson                                          8,197                 8,197               $ 25,000              $ 50,000
One State Street Plaza, 29th Floor
New York, New York  10004

New Dimensions Trading Limited                          24,590                24,590               $ 75,000              $ 150,000
Chana Edelstein, Director
One State Street Plaza, 29th Floor
New York, New York  10004

Gordon Freeman                                          16,393                16,393               $ 50,000              $100,000
22 Van Buren Court
Cresskill, New Jersey  07626

Gerald Josephson                                        32,787                32,787               $100,000              $200,000
Harbourside Apt. 3
Closter Drive, POB N732
Paradise Island
Nassau, Bahamas

Larry Altman                                             8,197                 8,197               $ 25,000              $ 50,000
2 Expressway Plaza
Roslyn Heights,  New York  11577

Jeffrey Rubinstein                                      10,656                10,656               $ 32,500              $ 65,000
Magic Textiles
261 Fifth Avenue, 14th Floor
New York, New York 10016-7601

Stephen S. Wien                                          8,197                 8,197               $ 25,000              $ 50,000
2528 NW 63rd Street
Boca Raton, Florida 33496

Gyenes & Co.                                             8,197                 8,197               $ 25,000              $ 50,000
Andrew Gyenes, General Partner
110 West 40th Street, Suite 2103
New York, New York  10018

Sandler Co-Investment Partners, LP                       8,197                 8,197               $ 25,000              $ 50,000
Edward G. Grinacoff, President
767 Fifth Avenue, 45th Floor
New York, New York  10153

              Name and Address                     Number of Shares          Number of         Principal Amount          Purchase
                 of Investor                      of Preferred Stock         Warrants         of Promissory Note           Price
                 -----------                      ------------------         --------         ------------------           -----
Scott Zelnick                                            4,098                 4,098               $ 12,500              $ 25,000
Lehman Brothers
3 World Financial Center, 21st Floor
New York, New York  10285-2100

Patrick McBrien                                          4,098                 4,098               $ 12,500              $ 25,000
Lehman Brothers
3 World Financial Center, 21st Floor
New York, New York  10285-2100

Jack Erlanger                                            8,197                 8,197               $ 25,000              $ 50,000
Federated Management
39 Broadway, 32nd Floor
New York, New York  10006

Brad Zelnick                                             1,639                 1,639                $ 5,000              $ 10,000
425 Riverside Drive, Apt 10D
New York, New York 10025

William Walters                                          8,197                 8,197               $ 25,000              $ 50,000
Whale Securities
650 Fifth Avenue, 5th Floor
New York, New York  10019

Rebecca Rubenstein                                       6,559                 6,559               $ 20,000              $ 40,000
300 East 75th Street Apt. 15D
New York, New York 10021

Brian Rubenstein                                         5,740                 5,740               $ 17,500              $ 35,000
36 Barstow Road, Apt. 2K
Great Neck, New York 11021

Levitin Family Charitable Trust                          4,098                 4,098               $ 12,500              $ 25,000
Eli Levitin, Trustee
1222 East 22nd Street
Brooklyn, New York 11210

Total                                                  491,803               491,803             $1,500,000            $3,000,000

                                               -------------------------  ---------------  -------------------------  -------------

                                   EXHIBIT "A"
                                   -----------

                           CERTIFICATE OF DESIGNATION
                           OF SERIES D PREFERRED STOCK
                                       OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.

                            ------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                            ------------------------

                  The undersigned, being the President and Chief Executive Officer of Network-1 Security Solutions, Inc. ("Corporation"), hereby certifies in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that the Board of Directors of the Corporation duly adopted the following resolution on December 16, 1999:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, this Board of Directors hereby creates, from the 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock having the following terms and designations:

         Section 1. Designation and Amount. The shares of such series having a par value of $0.01 per share shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and the number of shares constituting such series shall be 1,250,000. The relative rights, preferences and limitations of the Series D Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the Corporation, except as otherwise provided herein.

         Section 2. Dividends. The holders of Series D Preferred Stock shall be entitled to receive dividends and other distributors, when, as and if declared by the Board of Directors out of funds legally available therefor. If at any time the Corporation declares any dividend or other distribution on its Common Stock (other than a dividend payable solely in shares of Common Stock) and there are shares of its Series D Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series D Preferred Stock payable at the same time and on the same terms and conditions, entitling each holder of Series D Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series D Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

         Section 3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Series D Preferred Stock and the Common Stock of the Corporation shall vote as one class, with the holder of each share of Series D Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted as of the record date for determining the stockholders having notice of and to vote at such meeting.

         Section 4. Reacquired Shares. Any shares of the Series D Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, unless otherwise provided for in the Certificate of Incorporation of the Corporation, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

         Section 5. Liquidation, Dissolution or Winding Up.

         (a) Upon the liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of Series D Preferred Stock shall have received a liquidation preference of $3.05 per share (the "Liquidation Preference Amount"), plus an amount equal to unpaid dividends thereon, if any, to the date of such payment or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of this Certificate, each of (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or (2) the consolidation or merger of the Corporation with or into any other corporation, in which the stockholders of the Corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation; provided, however, that a holder may elect to convert his shares of Series D Preferred Stock immediately prior to any such event pursuant to Section 6 below.

         (b) In the event of a liquidation, dissolution or winding up of the Corporation within the meaning of subsection (a) above, then in connection with each such event the Corporation shall send to the holders of the Series D Preferred Stock at least twenty days' prior written notice of the date when such event shall take place.

         (c) For purposes of this Certificate the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (d) The Series D Preferred Stock shall rank senior to all current and future issuances of Preferred Stock by the Corporation. The Corporation may not issue any shares of capital stock or preferred stock that is senior or equal in any respect to the Series D Preferred Stock without the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

         (e) Upon any liquidation, dissolution or winding up of the Corporation, and after full payment as provided in Section 5(a) above, the holders of Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

         Section 6. Conversion.

         (a) Subject to the provisions for adjustments hereinafter set forth, each share of the Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time, in the manner hereinafter set forth, into a number of fully paid and nonassessable shares of Common Stock of the Corporation computed by multiplying the number of such shares of Series D Preferred Stock to be converted by the Liquidation Preference Amount (such amount to be adjusted proportionately in the event the shares of Series D Preferred Stock are adjusted into a lesser number or subdivided into a greater number) and dividing the result by the Conversion Price. The Conversion Price per share of Series D Preferred Stock shall initially be $3.05 which price shall be subject to adjustment as provided herein. In addition, each share of Series D Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock of the Corporation upon the consummation of an underwritten public offering, after the date hereof, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of shares of its Common Stock to the public (a "Qualified Transaction").

         (b) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Corporation at any time subdivides (by stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (ii) If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, or if the Corporation shall effect a capital reorganization or reclassification of its Common Stock, then each holder of Series D Preferred Stock then outstanding shall have the right thereafter to convert each share of Series D Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale, conveyance, reorganization or reclassification by a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, conveyance, reorganization or reclassification and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of Series D Preferred Stock shall thereafter be made applicable. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (iii) If, after the date of the original issuance of shares of Series D Preferred Stock, the Corporation issues, grants or sells any Additional Stock as hereinafter defined (other than as set forth below) for a consideration per share less than Conversion Price, then upon such issue or sale the Conversion Price will be reduced in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible to that price per share determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock issuable upon conversion of all of the shares of Series D Preferred Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock which the aggregate consideration (if any) received by the Corporation in such issuance or sale would purchase at the then effective Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock issuable upon conversion of all of the shares of Series D Preferred Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of such shares of Common Stock so issued or sold; provided, however, that additional shares of Common Stock issued or sold without consideration shall be deemed to have been issued or sold for $.01 per share. "Additional Stock" shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Corporation's treasury, and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, except as provided in subsection (b)(iv) below:

                  (iv) Notwithstanding anything to the contrary contained in subsection (b)(iii) above, no adjustment will be made to the Conversion Price by reason of the issuance of shares of Common Stock (1) upon conversion of the Series D Preferred Stock or Notes, or exercise of the Warrants issued in accordance with the Securities Purchase Agreement, dated December ___, 1999, between the Corporation and the Investors, (2) as a dividend or distribution on the Series D Preferred Stock, (3) to strategic partners, lenders, vendors and financial institutions up to an aggregate of 457,812, (4) upon exercise of outstanding options and warrants to purchase an aggregate of 800,886 as of the date of this Certificate and (5) to employees, officers, directors or consultants of the Corporation pursuant to the Corporation's Stock Option Plan or any other benefit plan.

         (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the holder of a share of Series D Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock or other securities of the Corporation other than shares of its Common Stock, thereafter the number of such other shares of capital stock or other securities so receivable upon conversion of Series D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of the Corporation's Common Stock contained in this Section 6, and the provisions of this Certificate with respect to shares of the Corporation's Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

         (d) If any adjustment in the number of shares of Common Stock into which each share of the Series D Preferred Stock may be converted as required pursuant to this Section 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the Series D Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the Series D Preferred Stock is then convertible. All calculations under this Section 6 (d) shall be made to the nearest one-hundredth of a share.

         (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the Series D Preferred Stock may be converted, in addition to the adjustment required by this
Section 6, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or Series D Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes.

         (f) (i) The holder of any shares of the Series D Preferred Stock may exercise his or its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series D Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series D Preferred Stock so converted shall be entitled and (y) if less than the full number of shares of the Series D Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a certificate of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series D Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

                  (ii) Upon the consummation of a Qualified Transaction, the conversion of Series D Preferred Stock into Common Stock will be automatically reflected in the books of the Corporation. The holders of the Series D Preferred Stock will surrender a certificate or certificates representing the shares of Series D Preferred Stock to be converted and provide a written notice as set forth in (i) above.

         (g) Upon conversion of any shares of the Series D Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive dividends on such shares of the Series D Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series D Preferred Stock entitled to receive payment of such dividend.

         (h) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock or other securities issuable upon the conversion of all outstanding shares of the Series D Preferred Stock.

         Section 7. Adjustments for Consolidation, Merger, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Corporation as described in Section 6 (b)(ii) hereof, each corporation, including this Corporation, which may be required to deliver any stock, securities, cash or other property to the holders of shares of the Series D Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series D Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the provisions of Section 6, such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

         Section 8. Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the Series D Preferred Stock are convertible is adjusted as provided in Section 6, the Corporation shall (a) promptly compute such adjustment and furnish to each transfer agent or person acting in a similar capacity, for the Series D Preferred Stock, a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible as a result of such adjustment and the computation thereof and when such adjustment will become effective and (b) promptly mail to the holders of record of the outstanding shares of the Series D Preferred Stock a notice stating that the number of shares into which the shares of Series D Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series D Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

         Section 9. Waiver. Any right or privilege of the Series D Preferred Stock (including without limitation any rights related to the conversion thereof and to adjustments of the Conversion Price) may be waived (either generally or in a particular instance and either retroactively or prospectively) by and only by the written consent of the holders of a majority of the Series D Preferred Stock then outstanding and any such waiver shall be binding upon each holder of Series D Preferred Stock.

         Section 10. Notices of Corporate Action. In the event of:

         (a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (b) any capital reorganization, reclassification or recapitalization of the Corporation, any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the Common Stock), or any transfer of all or substantially all of the assets of the Corporation to any other person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series D Preferred Stock and to the holders of record of the outstanding shares of the Series D Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right or, (ii) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 10, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

                  WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, as of this ___ day of December, 1999.



                                  NETWORK-1 SECURITY SOLUTIONS, INC.

                                  By:
                                     -------------------------------
                                     Avi A. Fogel, President and
                                     Chief Executive Officer

ATTEST:


-----------------------
Murray Fish
Chief Financial Officer and Secretary

                                   EXHIBIT "B"
                                   -----------


              NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, OR UNDER ANY STATE SECURITIES LAW
                           AND MAY NOT BE TRANSFERRED
                 IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
                    REGULATIONS THEREUNDER OR THE PROVISIONS
                           OF THIS WARRANT CERTIFICATE

                                                               December___, 1999


               WARRANTS TO PURCHASE AN AGGREGATE OF ______ SHARES
                               OF COMMON STOCK OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    ISSUED TO

                      ------------------------------------

                            DATED: December ___, 1999

                  THIS IS TO CERTIFY that, for value received, _______________ or its or his registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (the "Warrants") set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") and ending on the fifth anniversary of the Commencement Date (the "Expiration Date"), to purchase from Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), one share of common stock, par value $.01 per share (the "Common Stock"), of the Company upon surrender hereof, with the form of election to purchase included herein (the "Election to Purchase") completed and duly executed, at the office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company. The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.

                  1. Purchase Price
                     --------------

                  The purchase price for the Shares purchasable hereunder (the "Purchase Price") shall be equal to $3.00 per Share, subject to adjustment as hereinafter described.

                  2. Definition of Market Price
                     --------------------------

                  Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM")or a similar service if NNM or NSM are not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or
(iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

                  3. Transfer
                     --------

                  The Warrants may not be transferred, sold or assigned except in whole or in part to, (i) any entity controlled by, or under common control with, the Warrantholder, (ii) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (iii) by operation of law.

                  4. Issuance of Shares
                     ------------------

                  Subject to the restrictions set forth in Section 5 below, upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

                  Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrants and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect of which the Warrants is then exercised shall not then have been actually delivered to the Warrantholder. As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Warrants. In the event that only a portion of the Warrants is exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto. The Company shall cancel the Warrants when they are surrendered upon exercise.

                  Prior to due presentment for registration of transfer of the Warrants, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing on this warrant certificate made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  5. Payment of Expenses, Taxes, etc. upon Exercise
                     ----------------------------------------------

                  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

                  6. Lost, Stolen, or Mutilated Warrant Certificate
                     ----------------------------------------------

                  In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company. No bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

                  7. Covenants of Company
                     --------------------

                  (a) The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

                  (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

                  (c) The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

                  (d) For so long as the Warrants are outstanding, the Company shall notify the Warrantholder not less than 30 days prior to any cash dividend being paid to the holders of Common Stock.

                  8. Rights Upon Expiration
                     ----------------------

                  Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

                  9. Exchange of Warrant Certificate
                     -------------------------------

                  Subject to the provisions of Section 3 above, this warrant certificate may be exchanged for a number of warrant certificates of the same tenor as this warrant certificate for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this warrant certificate, upon surrender hereof at the office of the Company with written instructions as to the denominations of the warrant certificates to be issued in exchange.

                  10. Adjustment for Certain Events
                      -----------------------------

                  (a) In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock,
(iii) reverse split the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the

Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock. In the event that the Company and the Warrantholder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Warrantholder, and the reasonable costs of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) The Purchase Price shall be subject to adjustment based on revenues from product licenses, royalties and related maintenance exclusive of revenues from professional services or consulting ("Product Revenue") achieved by the Company during the three month period ended March 31, 2000, as follows:


                  PRODUCT REVENUE                        PURCHASE PRICE
                  ---------------                        --------------

                  $4,000,000 or more                          $4.00
                  $3,750,000 - 3,999,999                      $3.75
                  $3,500,000 - 3,749,999                      $3.50
                  $3,250,000 - 3,499,999                      $3.25
                  $2,250,000 - 3,249,999                      $3.00
                  $2,000,000 - 2,249,999                      $2.75
                  $1,750,000 - 1,999,999                      $2.50
                  $1,500,000 - 1,749,999                      $2.25
                  $1,250,000 - 1,499,999                      $2.00
                  $1,000,000 - 1,249,999                      $1.75
                  $  750,000 -   999,999                      $1.50
                  $  500,000 -   749,999                      $1.25
                  $  499,999 or less                          $1.00

         The Purchase Prices set forth above shall be subject to adjustment as provided herein.

                  (d) No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this
Section 10(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

                  (e) In the event that at any time, as a result of an adjustment made pursuant to Section 10 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 10, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

                  (f) Upon each adjustment of the Purchase Price as a result of calculations made in this Section 10, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (g) In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10(g) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10(g).

                  (h) If the Company shall, prior to the Expiration Date, issue shares of Common Stock (whether in a single transaction or a series of transactions, whether or not related) (except for any shares of Common Stock issued or to be issued (1) upon conversion of the Series D Preferred Stock or Notes, or exercise of the Warrants issued in accordance with the Securities Purchase Agreement, dated December ___, 1999, between the Company and certain investors (2) as a dividend or distribution on the Series D Preferred Stock, (3) to strategic partners, lenders, vendors and financial institutions up to an aggregate of 457,812, (4) upon exercise of outstanding options and warrants to purchase an aggregate of 800,886 shares of Common Stock as of the date hereof and (5) to employees, officers, directors or consultants of the Corporation pursuant to the Corporation's Stock Option Plan or any other benefit plan) for a purchase price or prices which are, in any instance, less than the Purchase Price then in effect, then the Purchase Price shall be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance by (B) the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation. The issuance of any other shares of Common Stock or options or warrants for the purchase thereof may be excluded from the operation of this Section 10(h), provided, the written consent of a majority-in-interest of the Warrant holders has been obtained prior to such issuance.

                  (i) In any case in which this Section 10 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrant or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

                  (j) In all events an adjustment, consistent with the anti-dilutive provisions set forth in Section 10(h), shall be made in the Purchase Price and the number of Shares issuable upon the exercise of the Warrants if the Company issues, in exchange for cash, property or services, any securities convertible into or exchangeable for shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities, with a conversion, exchange or exercise price less than the Purchase Price then in effect, with said adjustment being based upon the conversion, exchange or exercise price of such convertible or exchangeable securities.

                  11. Registration Rights
                      -------------------

                  The Warrantholder is hereby granted the same registration rights afforded investors in the Company's Series D Preferred Stock, Warrants and Note offering consummated as of the date hereof and as set forth in Article IV of the Securities Purchase Agreement, dated as of the date hereof, between the Company and the investors.

                  12. Fractional Shares
                      -----------------

                  Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause (i), (ii) or (iii) in the definition of Market Price in Section 2 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 2 above is applicable. All calculations under this Section 12 shall be made to the nearest cent.

                  13. Securities Act Legend
                      ---------------------

                  The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. The Company, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

                  14. Notice of Adjustment
                      --------------------

                  (a) Upon any adjustment of the Purchase Price pursuant to
Section 10 above, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable upon exercise of a Warrant after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

                  (b) In case:

                      (i) the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

                      (ii) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets; or

                      (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, of the conveyance or transfer of the properties and assets of the Company substantially as an entirety or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

                      (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (v) the Company proposes to take any other action which would require an adjustment of the Purchase Price pursuant to Section 10 above;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price. The failure to give the notice required by this Section 14(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

                  Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

                  15. Notices
                      -------

                  Any notice, request, demand or other communication pursuant to the terms of the Warrants shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

         If to the Company:

                  Network-1 Security Solutions, Inc.
                  1601 Trapelo Road
                  Waltham, Massachusetts 02451
                  Attention: Avi A. Fogel, President and Chief Executive Officer

         with a copy to:

                  Solovay Edlin & Eiseman, P.C.
                  845 Third Avenue - 8th Floor
                  New York, New York  10022
                  Attention:  Sam Schwartz, Esq.

         If to the Warrantholder, to the address of such Warrantholder provided to the Company by such Warrantholder for the purpose of notices, or to such other address or such other counsel as the Company or the Warrantholder may designate by written notice to the other party.

                  16. Miscellaneous
                      -------------

                  (a) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

                  (b) This warrant certificate shall be deemed to be a contract made under the laws of the State of New York for all purposes and shall be construed in accordance with the laws of such State.

                  (c) Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

                  IN WITNESS WHEREOF, an authorized office of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.


                    NETWORK-1 SECURITY SOLUTIONS, INC.


                    By:___________________________________________________
                       Avi A. Fogel, President and Chief Executive Officer


ATTEST:

By: _______________________________________
    Murray P. Fish, Chief Financial Officer

[CORPORATE SEAL]

                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

To:      NETWORK-1 SECURITY SOLUTIONS, INC.
         1601 Trapello Road
         Waltham, Massachusetts 02451
         Attention:  Avi A. Fogel, President and Chief Executive Officer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase _____ shares of Common Stock covered by the within Warrants, (2) makes payment in full of he Purchase Price by enclosure of a certified check, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

_______________________________________________

_______________________________________________

_______________________________________________

and (4) if said number of shares shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

_______________________________________________

_______________________________________________

_______________________________________________


                  In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________     _________________________________


                                  By: _________________________________

                                      _________________________________

                                   EXHIBIT "C"
                                   -----------


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, IF ANY, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER MAY BE PROPERLY MADE UNDER AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.


                           CONVERTIBLE PROMISSORY NOTE

$_________                                                   December ____, 1999

                  For value received, the undersigned, NETWORK-1 SECURITY SOLUTIONS, INC., a Delaware corporation ("Maker"), promises to pay to the order of______________ , or his or its assigns, ("Holder"), at the office of Maker at 1601 Trapelo Road, Waltham, Massachusetts 02451 or at such other place as Holder may designate, the principal sum of ___________($__________ ), together with accrued interest on the unpaid balance of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of eight percent (8%) per annum. The said principal sum, or the amount thereof outstanding, with accrued interest, shall be due and payable on December ___, 2001.

                  If Maker shall fail to pay any amount owing to Holder under this Note when due (whether at stated due date, upon acceleration or otherwise), then to the extent permitted by law Maker will pay interest to Holder, payable on demand, on the amount in default from the date such payment became due until payment in full at the rate of 15% per annum.

                  This Note is one of a series of Notes issued pursuant to the Securities Purchase Agreement, dated the date hereof, between Maker, Holder and certain other investors (the "Purchase Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

                  Events of Default. The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this
Note: (a) Maker's failure to pay principal or interest when due under this Note;
(b) a breach of any of Maker's representations and warranties under the Securities Purchase Agreement, dated as of the date hereof, between Maker and certain investors including Holder (the "Purchase Agreement"); (c) the dissolution, liquidation or termination of legal existence of Maker; (d) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker; (e) the sale of all or substantially all of Maker's property or assets; or (f) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker.

                  Effect of Default. Maker agrees that upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

                  Prepayment. Any amount outstanding under this Note may be prepaid, in whole or in part, by Maker at any time beginning eighteen (18) months from the date hereof, upon thirty days written notice to Holder.

                  Conversion. Subject to approval by a majority vote of the stockholders of Maker as provided below, all or any part of the principal amount due and owing under this Note may be converted by Holder into shares of Series D Preferred Stock, par value $.01 per share, of Maker (the "Preferred Stock") together with an equal number of five year Warrants to purchase Common Stock (the "Warrants") (the Preferred Stock and the Warrants being the same securities sold by the Company to investors, including Holder, pursuant to the Purchase Agreement) at any time and from time to time after the date hereof. The number of shares of the Preferred Stock and Warrants to be received upon conversion shall be determined by dividing (i) the principal amount of the portion of this Note which is being converted, plus accrued and unpaid interest, by (ii) $3.05 (the "Conversion Price"), subject to the adjustments described below under "Adjustments."

                  To exercise the right of conversion, Holder must give written notice to Maker. Such notice shall specify the principal amount of this Note Holder desires to convert. Holder hereby agrees to take all steps reasonably requested by Maker to assist Maker in complying with any such conversion request, including, without limitation, delivering this Note to Maker so that a replacement Note reflecting a reduced principal amount may be issued to Holder following any conversion.

                  At all times during which Holder has the right to convert this Note or any portion hereof, the Company agrees to reserve and keep available an authorized number of shares of Series D Preferred Stock and Common Stock (upon conversion of the Preferred Stock and exercise of the Warrants) sufficient to permit the conversion in full of this Note as well as the conversion of the Preferred Stock and exercise of the Warrants and the Company represents and warrants that all of the shares of Preferred Stock issued upon conversion of this Note, and the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, shall be duly and validly issued, fully paid and nonassessable.

                  Stockholder Approval of Conversion. At the earlier of (i) the Company's next annual meeting of stockholders or (ii) upon the written request from the holders of more than 50% of the principal amount of the outstanding debt with respect to the Notes issued pursuant to the Purchase Agreement, the Company shall seek stockholder approval for the conversion of the Notes, including this Note. In the event conversion of the Notes (including this Note) is not approved by a majority vote of the stockholders of Maker, Holder shall have no right to convert this Note and the interest rate of this Note shall increase to 12% per annum beginning from the date hereof. With respect to the aforementioned stockholder vote, Holder agrees to vote any voting stock of Maker owned by Holder in favor of the right of conversion of the Notes as described herein under "Conversion"; provided, that, in accordance with rules and regulations of Nasdaq, Holder may not be permitted to vote any shares of Maker owned by Holder that were acquired pursuant to the Purchase Agreement.

                  Adjustments. The number of shares of Preferred Stock and Warrants into which this Note may be converted and the effective conversion price shall be adjusted for the same events and in the same manner as the number of shares of Common Stock underlying, and the conversion price of, the Preferred Stock issued to Holder concurrently herewith pursuant to the Purchase Agreement and as provided in Section 6(b) of the Certificate of Designation of Series D Preferred Stock.

                  Notice. Any notice required to be given under this Note shall be given in the same manner and subject to the same terms and conditions as set forth in Article V.2 of the Purchase Agreement.

                  Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

                  Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law provisions. Maker hereby consents to the exclusive jurisdiction of any State or Federal court located in New York County.


                                    NETWORK-1 SECURITY SOLUTIONS, INC.


                                    By: _____________________________________
                                        Avi A. Fogel
                                        President and Chief Executive Officer




                                        3